STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made and entered into as of March 26, 2018, but shall become effective as of the Spin-Off Date, by and among the Persons listed on Schedule I attached hereto (collectively, the “Stockholders”).

WHEREAS, prior to the execution of this Agreement, Cogint, Inc., a Delaware corporation (“Cogint”), and Red Violet, Inc., a Delaware corporation (“Red Violet”), have entered into a Separation and Distribution Agreement, dated as of February 27, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Separation Agreement”), pursuant to which, among other things, Cogint will distribute shares of common stock, par value $0.0001 per share, of Red Violet (“RV Common Stock”), to its stockholders and certain holders of derivative securities (the “Spin-Off”);

WHEREAS, the Stockholders are the record owners and/or Beneficial Owners of shares of common stock, par value $0.0005 per share, of Cogint (“Cogint Common Stock”); and

WHEREAS, in connection with the Spin-Off and the other transactions contemplated by the Separation Agreement, the parties desire to set forth certain rights and obligations of the parties from and after the Spin-Off.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding five percent (5%) or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities” means all shares of capital stock of Cogint, including, without limitation, all securities convertible into or exchangeable for shares of capital stock of Cogint, and all options, warrants, and other rights to purchase or otherwise acquire from Cogint shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fluent Stockholders” means Ryan Schulke, Matthew Conlin, Sean Cullen, Matthew Koncz, and their respective Affiliates (including without limitation those Stockholders listed on Schedule I attached hereto that are such Affiliates).

“Governmental Authority” means any government, governmental or quasi-governmental authority, or any regulatory entity or body, department, commission, board, agency, instrumentality, taxing authority, political subdivision, bureau, and any court, tribunal, or judicial body, in each case whether supranational, national, federal, state, municipal, county or provincial, and whether local or foreign.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, regulation, ruling or other legal requirement enacted, adopted, implemented or otherwise in effect by or under the authority of any Governmental Authority, including, without limitation, any applicable rule or regulation of a National Securities Exchange.

“Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration, hearing or proceeding that has been made public or of which written notice has been received, administrative enforcement proceeding or other similarly formal legal proceeding (including civil, criminal, administrative or appellate proceeding) commenced, brought, conducted or heard by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act, including the NASDAQ Capital Market.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, estate, trust, firm, Governmental Authority or other enterprise, association, organization, entity or “group” (as defined in Section 13(d)(3) of the Exchange Act).

“Principal Stockholders” means Frost Gamma Investments Trust and its Affiliates (including without limitation those Stockholders listed on Schedule I attached hereto that are such Affiliates).

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Spin-Off Date” means the date on which the Spin-Off is effective pursuant to the terms of the Separation Agreement.

ARTICLE II

VOTING AGREEMENT

2.1. Voting	.

From and after the Spin-Off Date, and until this Agreement is terminated in accordance with its terms, each of the undersigned Principal Stockholders covenants and agrees that it and its Affiliates will vote all shares of Cogint Common Stock Beneficially Owned by it or its Affiliates for the election to the board of directors of Cogint of director nominee(s) as directed by Ryan Schulke in a written notice delivered to such Principal Stockholders at least two (2) days prior to any applicable vote, and the Principal Stockholders shall not cast any vote or deliver any proxy prior to the receipt of such notice or that is otherwise inconsistent with this section. The obligations of any Principal Stockholder under this Section 2.1(a) shall terminate upon the sale or transfer of such Principal Stockholder’s shares of Cogint Common Stock to a third party who is not an Affiliate of such Stockholder.

2.2. Restrictions	on Other Agreements.

No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to any Equity Securities of Cogint Beneficially Owned by it if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Stockholders or holders of Equity Securities that are not parties to this Agreement or otherwise). Each Stockholder (to the extent permitted by applicable Law) shall take all necessary actions within its power to cause Cogint to comply with the provisions of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1. Term	and Termination.

This Agreement shall only become effective on the Spin-Off Date, and shall terminate and be of no further force and effect upon the earliest to occur of: (a) the termination of the Separation Agreement, (b) such date on which the Fluent Stockholders cease to collectively Beneficially Own at least thirty percent (30%) of the shares of Cogint Common Stock Beneficially Owned by them as of the date hereof and (c) such date on which the Principal Stockholders cease to collectively Beneficially Own at least ten percent (10%) of the outstanding shares of Cogint Common Stock. Notwithstanding the foregoing, Section 3.1(b) shall survive any termination of this Agreement, provided that the Spin-Off Date has occurred.

3.2.    Successors and Assigns; No Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns, provided that it will not be binding upon any third-party transferee of any Stockholder’s shares of Cogint Common Stock or RV Common Stock who is not an Affiliate of such Stockholder. The parties agree that this Agreement is solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

3.3.    Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. At any time and from time to time prior to the termination of this Agreement, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

3.4.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by email (upon confirmation of receipt) if received prior to 5:00 p.m. New York time on a business day or, if received after 5:00 p.m. New York time, on the next following business day, or (b) on the first business day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to a Stockholder:

To the address set forth opposite such Stockholder’s name on Schedule I attached hereto.

3.5.    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

3.6.    Entire Agreement. This Agreement and the documents and instruments between the parties hereto as contemplated by or referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto and their respective Affiliates with respect to the subject matter hereof and thereof.

3.7.    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

3.8.    Governing Law.

(a)    This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(b)    Each of the parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 3.4 or in such other manner as may be permitted by applicable Law, and nothing in this Section 3.8 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The Stockholders agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.

3.9.    Counterparts . This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

3.10.    Schedule 13G/D. In accordance with the requirements of Rule 13d-1 under the Exchange Act, and subject to the limitations set forth therein, each of the parties hereto agrees to file an appropriate Schedule 13G or Schedule 13D, as required by applicable Law, no later than 10 calendar days following the date hereof with respect to Cogint. Except as provided for in this Agreement or as otherwise agreed in writing by the Fluent Stockholders representing a majority in voting power of the Cogint Common Stock then held by all Fluent Stockholders, until this Agreement is terminated in accordance with its terms, none of the Principal Stockholders shall take any action (or fail to take any action), having the purpose or effect of changing or influencing control of Cogint, or in connection with or as a participant in any transaction having that purpose or effect, provided that nothing in this Section 3.10 shall affect or limit such Principal Stockholders’ ability to vote or dispose of their shares of Cogint Common Stock.

3.11.    Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost, M.D.
Name:	Phillip Frost, M.D.
Title:	Trustee

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ RYAN SCHULKE
RYAN SCHULKE

RSMC PARTNERS LLC

By:	/s/ Ryan Schulke
Name:	Ryan Schulke
Title:	Managing Member

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ MATTHEW CONLIN
MATTHEW CONLIN

MATTHEW CONLIN 2017 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Matthew Conlin
Name:	Matthew Conlin
Title:	Trustee

CONLIN FAMILY FOUNDATION

By:	/s/ Matthew Conlin
Name:	Matthew Conlin
Title:	Co-Trustee

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ SEAN CULLEN
SEAN CULLEN

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ MATTHEW KONCZ
MATTHEW KONCZ

[Signature Page to Stockholders Agreement]

Schedule I

Stockholders

Stockholder	Address
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda E-mail: VMiranda@thefrostgrp.com

Ryan Schulke*	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Ryan Schulke E-mail: rschulke@fluentco.com

RSMC Partners LLC	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Ryan Schulke and Matthew Conlin E-mail: rschulke@fluentco.com

Matthew Conlin	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Matthew Conlin E-mail: mconlin@fluentco.com

Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Matthew Conlin E-mail: mconlin@fluentco.com

Conlin Family Foundation	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Matthew Conlin E-mail: mconlin@fluentco.com

Sean Cullen	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Sean Cullen E-mail: [ ]

Matthew Koncz	Cogint, Inc. 33 Whitehall Street, 15th Floor New York, NY 10004 Attn: Matthew Koncz E-mail: [ ]

*	Mr. Schulke’s father owns certain restricted stock units in Cogint and shares of Cogint Common Stock. Mr. Schulke’s father will not be deemed an Affiliate of Mr. Schulke for purposes of Section 2.1(b) of this Agreement except to the extent of any Cogint Common Stock transferred to him by Mr. Schulke or his Affiliates.